UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 19, 2018 (November 19, 2018)
Adobe Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      □
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
On November 19, 2018, Mark S. Garfield was appointed to the position of Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer) of Adobe Inc. (“Adobe” or the “Company”), effective upon his commencement of employment with Adobe on December 3, 2018. John Murphy, Adobe’s Chief Financial Officer, will continue to serve as interim Principal Accounting Officer until the commencement of Mr. Garfield’s employment with the Company.
Mr. Garfield, age 48, has served as the Vice President of Finance of Cloudflare, Inc. since November 2017. He served as Senior Vice President and Chief Accounting Officer at Symantec Corporation from March 2014 to October 2017. Prior to joining Symantec, he was at Brightstar Corporation where he served primarily as Senior Vice President and Chief Accounting Officer from January 2013 to February 2014. Mr. Garfield served as Director of Finance at Advanced Micro Devices from August 2010 to December 2012. Prior to Advanced Micro Devices, Mr. Garfield also served in senior level finance roles at LoudCloud and Ernst and Young. Mr. Garfield holds a B.A. in economics from University of California at Santa Barbara. There has been no arrangement or understanding between Mr. Murphy and any other person pursuant to which Mr. Garfield was selected to this position. Additionally, Mr. Garfield is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
Upon joining the Company, Mr. Garfield will receive a base salary of $420,000 per year and be eligible to receive a bonus payment under the Company’s 2018 Executive Annual Incentive Plan of 50% of his base salary at target (with his bonus for the first year being pro-rated for the portion of the fiscal year that he is employed by the Company). In addition, Mr. Garfield will receive a sign-on bonus of $500,000 upon the commencement of his employment with the Company. Mr. Garfield must repay the sign-on bonus (prorated for each full month worked following his employment commencement date) if his employment with the Company terminates under certain circumstances less than one year after his commencement of employment. Mr. Garfield will also receive a grant of 7,515 restricted stock units (“RSUs”), which will vest 25% on each of the first, second, third and fourth anniversaries of his employment commencement date. The RSUs will be issued under the Company’s 2003 Equity Incentive Plan, as amended (the “Plan”) and will be subject to the terms and conditions of such Plan. He will also be eligible to participate in standard Company benefit programs available to similarly situated officers, including: health, vision and dental coverage; executive health benefits; participation in the Company's 401(k) and non-qualified deferred compensation plans; participation in the Company’s 1997 Employee Stock Purchase Plan, as amended; and Adobe’s charitable contribution matching program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

By:	/s/ John Murphy
John Murphy
Executive Vice President and Chief Financial Officer

Date: November 19, 2018

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